UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: August 2, 1999



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events
On July 28, 1999, Farm Family Holdings, Inc. issued a press release announcing results of its operations for the second quarter ended June 30, 1999.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            FARM FAMILY HOLDINGS, INC.
                                                  (Registrant)




         August 2, 1999                      /s/ Philip P. Weber
--------------------------------   -------------------------------------------
            (Date)                              Philip P. Weber
                                               President and CEO

Exhibit 99

News Release


                                                        Contact:
IMMEDIATE RELEASE                                       Timothy A. Walsh
                                                        Executive Vice President
                                                        Finance  & Treasurer
                                                        (518) 431-5410



             Farm Family Holdings Reports Increased Operating Income
                   for the Second Quarter Ended June 30, 1999

Glenmont, New York - July 28, 1999 - - Farm Family Holdings, Inc. (NYSE: FFH) ("the Company") today announced results of its operations for the second quarter ended June 30, 1999, which now includes the operations of Farm Family Life Insurance Company ("Farm Family Life") and Farm Family Life's wholly-owned subsidiary, United Farm Family Insurance Company ("United Farm Family"), since April 6, 1999, the effective date of the acquisition of Farm Family Life by the Company.

Consolidated operating income for the second quarter of 1999 increased to $5,144,000 compared to $2,571,000 for the same period in 1998. On a diluted per share basis, consolidated operating income increased to $0.84 for the second quarter of 1999 compared to $0.48 for the same period in 1998. Consolidated operating income for the first six months of 1999 was $8,706,000 compared to $5,511,000 for the same period in 1998. On a diluted per share basis, consolidated operating income for the first six months of 1999 was $1.53 compared to $1.04 for the same period in 1998. Operating income excludes realized investment gains (losses), nonrecurring charges, and the related taxes thereon.

Net income for the second quarter of 1999 was $5,154,000 compared to $2,711,000 for the second quarter of 1998. On a diluted per share basis, net income was $0.84 for the second quarter of 1999 compared to $0.51 for the same period in 1998. Net income for the first six months of 1999 was $8,897,000 compared to $5,733,000 for the same period in 1998. On a diluted per share basis, net income for the first six months of 1999 was $1.56 compared to $1.08 for the same period in 1998.

Philip P. Weber, President and CEO of Farm Family Holdings, said, "Overall, we are pleased with our operating results for the second quarter. We continue to grow our property and casualty business in a prudent manner with an intense focus on our combined ratio. In addition, we are emphasizing life insurance cross-selling opportunities within our distribution system."


                                   ***More***

Property and Casualty Insurance Business

For the second quarter of 1999, property and casualty premium revenue decreased $206,000 to $44,723,000 compared to $44,929,000 for the same period in 1998. For the second quarter of 1999, premium revenue derived from Farm Family Casualty's direct writings increased $1,763,000 or 3.9% to $46,695,000 and was impacted by the recently enacted 15% rate roll back for personal automobile business in New Jersey. Also, premium revenue from Farm Family Casualty's voluntary assumed reinsurance business increased $1,250,000. These increases were offset by a $3,027,000 increase in premium revenue ceded to Farm Family Casualty's reinsurers. The increase in premium revenue ceded to reinsurers was primarily attributable to an increase in premiums ceded pursuant to Farm Family Casualty's aggregate stop loss reinsurance program which also reduced loss and loss adjustment expenses for the second quarter of 1999.

For the first six months of 1999, property and casualty premium revenue increased $5,313,000 or 6.1% to $93,057,000 compared to $87,744,000 for the same period in 1998. The increase in property and casualty premium revenue for the first six months of 1999 was primarily attributable to an increase of $4,318,000 in premium revenue from direct writings and an increase of $2,200,000 in voluntary assumed reinsurance business for Farm Family Casualty. These increases were partially offset by an increase of $1,001,000 in premiums ceded to Farm Family Casualty's reinsurers.

For the second quarter of 1999, property and casualty net written premiums decreased $185,000 to $48,413,000 compared to $48,598,000 for the same period in 1998. For the first six months of 1999, property and casualty net written premiums increased 1.6% to $97,475,000 compared to $95,954,000 for the same period in 1998. The increase in property and casualty net written premiums for the first six months of 1999 was primarily attributable to an increase of $2,997,000 or 3.3% in direct writings by Farm Family Casualty (excluding assigned risk automobile business premiums), an increase of $977,000 in direct writings by Farm Family Casualty in assigned risk automobile business premiums, and to a lesser extent, an increase of $511,000 in Farm Family Casualty's written voluntary assumed reinsurance business. These increases were partially offset by an increase of $3,185,000 in premiums ceded by Farm Family Casualty to its reinsurers. Excluding personal automobile business in the state of New Jersey and assigned risk automobile business premiums, Farm Family Casualty's direct writings increased $2,826,000 or 6.9% for the second quarter of 1999 compared to the same period in 1998 and $4,692,000 or 6.0% for the first six months of 1999 compared to the same period in 1998. Direct written premiums for personal automobile business in New Jersey decreased $1,587,000 or 23.9% for the second quarter of 1999 compared to the same period in 1998 and decreased $1,693,000 or 12.8% for the first six months of 1999 compared to the same period in 1998. This reduction was primarily attributable to the New Jersey legislation mandating a rate roll back for personal automobile business in the state.

Certain changes in the New Jersey Farm Bureau's membership requirements have had a favorable impact on reducing the growth of Farm Family Casualty's personal automobile policies in New Jersey. For the first six months of 1998, the number of personal automobile policies Farm Family Casualty had in New Jersey increased by 13.4% compared to a decrease of 1.8% for the first six months of 1999.

                                   ***More***

The statutory combined ratio for Farm Family Casualty was 97.8% for the second quarter of 1999 compared to 99.0% for the same period in 1998. The statutory combined ratio for the first six months of 1999 was 99.0% compared to 99.8% for the same period in 1998. Loss and loss adjustment expenses for Farm Family Casualty were 73.5% of premium revenue for the first six months of 1999 compared to 75.4% for the same period in 1998. The decrease in Farm Family Casualty's loss and loss adjustment expense ratio was primarily attributable to a decrease in weather-related losses incurred during the first six months of 1999 compared to the same period in 1998.

Operating income for property and casualty business for the second quarter was $4,783,000 compared to $2,707,000 for the same period in 1998 and was $8,416,000 for the first six months of 1999 compared to $5,755,000 for the same period in 1998. The increases in operating income were primarily attributable to a reduction in weather related losses and an increase in premium revenue for the first six months of 1999.

Life Insurance Business

For the second quarter, life insurance premium revenue was $9,296,000 and operating income was $635,000.

The operations of the life insurance business have been included in the Company's operating results since April 6, 1999, when the Company acquired all of the outstanding capital stock of Farm Family Life. The acquisition of Farm Family Life was accounted for using the purchase method of accounting.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company and Farm Family Life Insurance Company.Farm Family Casualty and Farm Family Life's subsidiary, United Farm Family, are specialized, property and casualty insurers of farms, agricultural related businesses and residents and businesses of rural and suburban communities. Farm Family Life sells individual whole life, term and universal life products, single and flexible premium deferred annuity products and disability income insurance products.

---------------------------------
Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the results of operations of the Company, exposure to catastrophic loss, geographic concentration of loss exposure, general economic conditions and conditions specific to the property and casualty insurance industry,

                                   ***More***
including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio, the effect of regulatory changes governing personal automobile insurance in New Jersey and the impact thereof on the Company's direct written premium, losses and loss adjustment expenses, and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including the Form 10-K filed for the fiscal year ended December 31, 1998. Additional risks and uncertainties that may cause actual results of operations and business of Farm Family Life Insurance Company ("the Life Company") to differ materially from those contemplated or projected, forecasted, estimated or budgeted in such forward looking statements, include, among others: (i) assumptions regarding future morbidity, persistency, lapse rates, expenses, mortality and interest rates used in calculating reserve and liability amounts; (ii) significant variations of actual experience from that assumed by the Life Company as to the expected morbidity, lapse rates and other factors in developing pricing and other terms of its life insurance products;
(iii) the ability of the Life Company to maintain its current rating from A.M. Best Company, Inc. (iv) changes in interest rates causing a reduction of investment income, operating cash flow and other sources which affect the Life Company's ability to pay policyholder benefits; (v) policyholder lapses resulting form interest rate fluctuations; (vi) inability of the Life Company to maintain appropriate levels of statutory capital and surplus, particularly in light of continuing scrutiny by rating organizations and state insurance regulatory authorities, and to maintain acceptable financial strength and claim-paying ratings; (vii) a significant change in or termination of the Life Company's relationship with the Farm Bureaus(R) in the states where the Life Company's business is concentrated (viii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements; (ix) heightened competition, including, specifically the intensification of price competition, the entry of new or existing competitors and the formation of new products by new and existing competitors which may have substantially greater technical, financial and operating resources; (x) inability to carry out marketing and sales plans; (xi) loss of key executives; (xii) general economic and business conditions which are less favorable than expected; (xiii) unanticipated changes in industry trends; and (xiv) the reserving policies and the adequacy of the reinsurance and retrocession programs of the Life Company. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.


                                   ***More***



                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands, except per share data)

                                                                                   Three Months Ended        Six Months Ended
                                                                                        June 30,                 June 30,

                                                                                    1999        1998        1999        1998
                                                                                 ------------------------------------------------

Revenues:
   Premiums from property/casualty operations                                        $44,723      $44,929    $93,057     $87,744
   Premiums from life and health operations and contract charges                       9,296         ----      9,296        ----
   Net investment income                                                              17,442        4,751     22,276       9,518
   Realized investment gains (losses), net                                               (67)         216        212         342
   Other income                                                                          459          264        736         483
                                                                                -------------------------------------------------
       Total Revenues                                                                 71,853       50,160    125,577      98,087
                                                                                -------------------------------------------------
Losses, benefits and expenses:
   Losses and loss adjustment expenses on property/casualty operations                32,923       33,988     69,409      66,127
   Life and health contract benefits                                                   7,736         ----      7,736        ----
   Other operating costs and expenses                                                 15,251       12,122     27,083      23,671
   Interest credited to policyholders                                                  5,801         ----      5,801        ----
   Participating policyholders' interest                                               2,573         ----      2,573        ----
                                                                                -------------------------------------------------
       Total Losses, Benefits and Expenses                                            64,284       46,110    112,602      89,798
                                                                                -------------------------------------------------

Income before federal income tax expense and preferred stock dividends                 7,569        4,050     12,975       8,289

Federal income tax expense                                                             2,330        1,339      3,993       2,556
                                                                                -------------------------------------------------
                                                                                       5,239        2,711      8,982       5,733
Preferred stock dividends                                                                 85         ----         85        ----
                                                                                -------------------------------------------------
             Net income attributable to common stockholders                           $5,154       $2,711     $8,897      $5,733
                                                                                =================================================

             Operating Income (1)                                                     $5,144       $2,571     $8,706      $5,511
                                                                                =================================================

Per Share Data

     Net income per share-Diluted                                                      $0.84        $0.51      $1.56       $1.08
                                                                                =================================================
     Operating income per share-Diluted (1)                                            $0.84        $0.48      $1.53       $1.04
                                                                                =================================================
     Weighted average shares outstanding-Diluted                                   6,100,551    5,313,386  5,696,139   5,307,442
                                                                                =================================================

(1) Operating income excludes the impact of realized investment gains (losses), non-recurring charges, and the related taxes thereon.


                                   ***More***

                                            FARM FAMILY HOLDINGS, INC.
                                       Condensed Consolidated Balance Sheets
                                      ($ in thousands, except per share data)

                                                                                 June 30, 1999    December 31, 1998
                                                                                 -------------    -----------------
Assets:
   Investments                                                                     $1,070,081              $307,524
   Cash and cash equivalents                                                           29,005                10,677
   Insurance receivables                                                               56,843                47,466
   Deferred acquisition costs                                                          16,651                13,668
   Present value of future profits                                                     29,279                  ----
   Accrued investment income                                                           18,630                 5,527
   Property and equipment, net                                                         14,178                  ----
   Receivable from affiliates, net                                                       ----                16,660
   Other assets                                                                         4,092                 4,981
                                                                       =============================================
             Total Assets                                                          $1,238,759              $406,503
                                                                       =============================================

Liabilities:
   Reserves for property/casualty insurance
          losses and loss adjustment expenses                                        $179,738              $174,435
   Reserves for life policies and contract benefits                                   233,446                  ----
   Funds on deposit from policyholders                                                420,563                  ----
   Unearned premium reserve                                                            76,187                71,209
   Accrued dividends to life insurance policyholders                                    5,410                  ----
   Deferred income tax liability, net                                                  21,370                  ----
   Accrued expenses and other liabilities                                              23,892                16,621
   Participating policyholders' interest                                               96,584                  ----
                                                                       ---------------------------------------------
             Total liabilities                                                      1,057,190               262,265

Mandatory redeemable preferred stock                                                    5,830                  ----

Total stockholders' equity                                                            175,739               144,238
                                                                       =============================================
             Total Liabilities and Stockholders' Equity                            $1,238,759              $406,503
                                                                       =============================================




 Book Value Per Share                                                                  $28.76                $27.45
                                                                       =============================================
 Book Value Per Share (excluding SFAS 115 adjustment)                                  $28.48                $25.60
                                                                       =============================================

 Common Shares Outstanding                                                          6,110,684             5,253,813
                                                                       =============================================


                                   ***More***


                                              FARM FAMILY HOLDINGS, INC.
                                                 Segment Information
                                                   ($ in thousands)

                                                                       Three months ended         Six months ended
                                                                           June 30,                    June 30,
                                                                           --------                    --------
                                                                       1999         1998         1999          1998

   Premium Revenues:
      Property and casualty insurance                                $44,723      $44,929       $93,057      $87,744
      Life insurance                                                   9,296         ----         9,296         ----
                                                                -----------------------------------------------------
            Total premium revenues                                   $54,019      $44,929      $102,353      $87,744
                                                                =====================================================

   Operating Income:
      Property and casualty insurance                                 $4,783       $2,707        $8,416       $5,755
      Life insurance                                                     635         ----           635         ----
      Corporate and other                                               (274)        (136)         (345)        (244)
                                                                -----------------------------------------------------
            Total operating income                                     5,144        2,571         8,706        5,511
      Realized investment gains, net of tax                               10          140           191          222
                                                                =====================================================
               Net income                                             $5,154       $2,711        $8,897       $5,733
                                                                =====================================================


                                                                                              June 30,     December 31,
                                                                                                1999          1998
                                                                                                ----          ----

   Identifiable Assets:
      Property and casualty                                                                    $437,462     $397,038
      Life insurance                                                                            829,254         ----
      Corporate and other                                                                        71,093       35,417
      Intersegment eliminations                                                                 (99,050)     (25,952)
                                                                                          ---------------------------
         Total identifiable assets                                                           $1,238,759     $406,503
                                                                                          ===========================

                                   ***More***

            Selected Unaudited Pro Forma Consolidated Financial Data
                     ($ in millions, except per share data)

The following table presents selected unaudited pro forma financial data for the Company. The selected unaudited pro forma consolidated financial information gives effect to the acquisition of Farm Family Life using the purchase method of accounting. The selected unaudited pro forma consolidated Statement of Income data gives effect to the acquisition of Farm Family Life as if it occurred at the beginning of the periods presented. The pro forma information is provided for informational purposes only and is not indicative of the actual results that would have been achieved had the acquisition of Farm Family Life been consummated at the beginning of the periods presented, or of future results.


                                                                                        For the Six Months Ended:
                                                                                 June 30, 1999          June 30, 1998
                                                                                 -------------          -------------
Statement of Income Data:
Total revenues                                                                          $148.3                 $143.5
Total losses, benefits and expenses                                                      133.9                  132.6
                                                                       ------------------------  ---------------------

Income before federal income tax expense                                                  14.4                   10.9
Federal income tax expense                                                                 4.4                    3.4
                                                                       ------------------------  ---------------------

   Income before preferred stock dividends                                                10.0                    7.5
   Preferred stock dividends                                                               0.2                    0.2
                                                                       ------------------------  ---------------------

     Income attributable to common shareholders                                           $9.8                   $7.3
                                                                       ========================  =====================
     Operating income(1)                                                                  $9.6                   $7.0
                                                                       ========================  =====================
Per Share Data:
     Net income per common share - Diluted                                               $1.59                  $1.18
                                                                       ========================  =====================
     Operating income per common share - Diluted (1)                                     $1.56                  $1.13
                                                                       ========================  =====================
     Weighted average shares - Diluted                                               6,155,346              6,164,313
                                                                       ========================  =====================


(1) Operating income excludes the impact of realized investment gains (losses), nonrecurring charges, and the related taxes thereon.


                                    ***End***